Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into as of June 11, 2012 by and between ADAMIS PHARMACEUTICALS CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), and GEMINI MASTER FUND, LTD., a Cayman Islands corporation (“Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, a Note and Shares of the Company in a PIPE Transaction as set forth herein;

NOW THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree as follows:

1. Incorporation by Reference; Definitions.

(a)
Incorporation.  This Agreement incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled GTC 8-11 (General Terms and Conditions) available and accessible at www.pipefund.com (“PST Document GTC”); provided, however, that to the extent any of the terms, conditions or provisions of PST Document GTC contradict or conflict with the terms, conditions or provisions of this Agreement, this Agreement shall control.

(b)
Defined Terms.  Each initially capitalized term used but not defined in this Agreement (including PST Document GTC as incorporated herein pursuant to the preceding Section), and each initially capitalized term used but not defined in any other Transaction Document, shall have the meaning ascribed thereto in the PipeFund Services Organization Standard Transaction Document labeled 8-11 DEF (Definitions) available and accessible at www.pipefund.com.

2. Securities.  The Company agrees to issue and sell, and the Purchaser agrees to purchase, in consideration for payment by the Purchaser of $500,000 (“Subscription Amount”), upon the terms and conditions contained in this Securities Purchase Agreement, the following Securities:

(a)
Note.  A 10% Senior Convertible Note of the Company, in the form attached hereto as Exhibit A (“Note”), with an aggregate original principal amount equal to such Purchaser’s Subscription Amount, which Note shall (i) bear interest at 10% per annum, (ii) be convertible into shares of Common Stock at a Conversion Price of $0.55 per share, and (iii) mature on the date which is nine (9) months following the Closing Date; and

(b)	Common Stock. 500,000 shares of the Company’s Common Stock (“Shares”).

3. Specific Terms.

(a)	The Bulletin Board shall constitute an additional Eligible Market.

(b)
“Additional Financing” means (i) any issuance of any debt, equity or equity-linked securities, (ii) any credit facility or credit arrangements, or (iii) any sale of profit participation or royalty streams, in each case by the Company or any Subsidiary (whether or not a Subsidiary on any Closing Date) in a single financing transaction or two related financing transactions in the aggregate amount equal to or greater than Ten Million Dollars ($10,000,000).

(c)
“Exempt Issuance” shall also include any issuance of securities pursuant to acquisitions, in-licensing of the Company’s Intellectual Property, products or services, or other strategic transactions, in each case approved by a majority of the members of the Board of Directors, provided in each case any such issuance shall only be to a Person (or to the shareholders or other equity owners of such Person) which is, itself or through its subsidiaries, an operating company engaged in significant business activities synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds (if any), but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities unless such transaction is an Additional Financing.

4. Closing Procedure.  There shall not be any Escrow Agreement or Documents Escrow Agreement.  On or prior to the Closing Date, the Company shall deliver the original executed copy of the Note to Company counsel with a copy to Peter J. Weisman, P.C.  Company’s counsel shall (a) hold such Note in trust on behalf of the Purchaser and the Company, and (b) deliver such Note to the Purchaser promptly following the Company’s acknowledgment that it has received the Subscription Amount from the Purchaser.  A stock certificate or other reasonably acceptable evidence of ownership of the Shares being issued to the Purchaser hereunder shall be delivered to the Purchaser, in the name of the Purchaser, within five (5) Trading Days following the Closing Date.

5. Expenses.  The Company shall pay a non-refundable, non-accountable sum equal to $15,000 as and for the Purchaser’s legal fees incurred in connection with the preparation of the Transaction Documents and consummation of the Transactions, and to the extent such amount has not already been paid the Purchaser may offset such amount from its Subscription Amount payment.

6. Company Address for Notices:

Adamis Pharmaceuticals Corporation 11455 El Camino Real, Suite 310 San Diego, CA 92130 Facsimile: 866.893.3622 Email: adcarlo@aol.com Contact person: Dennis J. Carlo	with a copy to: Weintraub Genshlea Chediak Tobin & Tobin 400 Capitol Mall, 11th floor Sacramento, CA 95814 Facsimile: (916) 446-1611 Email: kkelso@weintraub.com Contact person: Kevin Kelso, Esq.

7. Modifications and Additional Terms.

(a)
Additional Documents.  In addition to the those items set forth in Section 2.3(a)(viii) of PST Document GTC, on the Closing Date the Company shall deliver or cause to be delivered to the Purchaser a Guarantee, in substantially the form of Exhibit B attached hereto, duly executed by each of the Company’s Subsidiaries (other than Biosyn).

(b)	Modifications to PST Documents GTC and DEF.

(i)
No Registration Rights.  Sections 6.1 through 6.3 of PST Document GTC are hereby deleted such that the Purchaser shall not have any registration rights except for the piggyback registration rights set forth in Section 6.4 thereof.  Notwithstanding the definition of “Registrable Securities” contained in PST Document DEF, Registrable Securities shall not include any Shares or Underlying Shares to the extent such securities may be sold pursuant to Rule 144 after six (6) months so long as the Purchaser is not considered an affiliate of the Company for purposes of 144 and the Company remains subject to, and in compliance with, the filing requirements under Section 13 or 15(d) of the Exchange Act.  To the extent any Registrable Securities are registered under the Securities Act pursuant to Section 6.4 of PST Document GTC, the Purchaser shall have the same rights and obligations as the other selling stockholders in the Registration Statement except to the extent otherwise provided in PST Document GTC and except that the Purchaser shall not be entitled to the liquidated damages, if any, granted to such other selling stockholders unless otherwise agreed by the Company.  Notwithstanding the registration obligations set forth in this Section 6.4 of PST Document GTC, in the event the SEC informs the Company that all of the Registrable Securities requested to be included in the registration cannot, as a result of the application of Rule 415, be registered for resale on such registration statement, the Company agrees to promptly inform Purchaser and use its commercially reasonable efforts to file amendments to the registration statement as required by the SEC covering the maximum number of Registrable Securities that are permitted to be registered by the SEC (in light of the other securities that are included in such registration), and the limitation on the number of Registrable Securities included in a registration as a result of the application of Rule 415 shall not be deemed to be a breach of any provision of this Agreement, provided that the allocation of securities under such Registration Statement shall be subject to the priority piggyback registration rights of Eses Holdings (FZE), a limited liability company.  Without the prior written consent of the Purchaser, the Company shall not file any registration statement under the Securities Act prior to, or grant to any Person the right to have Company securities registered for resale under the Securities Act prior to, the date which is six (6) months following the Closing Date (other than a registration statement pursuant to an Additional Financing and other than a registration statement on Form S-8 in connection with securities issued to employees or directors pursuant to duly adopted equity incentive plans).

(ii)	GTC Sections. The following provisions of PST Document GTC are hereby amended as follows:

•	In Section 3.1(b) (Execution and Validity), in the first sentence, between “further” and “action” insert “corporate, partnership or similar”.
•	In Section 3.4(g) (Public Filings), in the last full line add “, in light of the totality of the circumstances and public disclosures made,” before the words “not misleading”.
•
In Section 3.4(i) (Undisclosed Liabilities), the first sentence shall be replaced with “Since the date of the most recent balance sheet contained in the Most Recent Fiscal Report, the Company and its Subsidiaries have not incurred any Liabilities other than those Liabilities incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses which Liabilities, individually or in the aggregate, do not have, and could not reasonably be expected to result in, a Material Adverse Effect.”

•	In Section 3.4(p) (Regulatory Permits), after the word “All” at the beginning of the second sentence add “material” before the word “Permits”.
•
In Section 3.4(r) (Intellectual Property) (A) in the fourth sentence add “materially” before “interfered” and add “material” before “Intellectual Property”, (B) at the end of the fifth sentence add “except for instances that would not reasonably be expected to cause a Material Adverse Effect”, and (C) in the penultimate sentence add “imminent” before “new products” and after “developed” add “and ready to be commercialized”.

•	In Section 3.4(s) (Insurance), in clause (ii) add “material” before “breach”.
•	In Section 3.4(t) (Tax Matters), in clause (ii) add “material” before “tax deficiency”.
•	In Section 3.4(x) (Sarbanes-Oxley), after “negative conclusions” add “required to be disclosed” in each instance.
•	In Section 3.4(y) (Internal Accounting Controls), in clause (iii) after “authorizations” add “and policies”.
•
In Section 3.4(z) (Corporate Records), replace the first sentence with “The minute books of the Company and each Subsidiary contain all existing records of all meetings and actions of the Board of Directors (and its committees) and the stockholders of the Company and such Subsidiary, respectively, and all such records are complete and accurate in all material respects”.

•	In Section 3.4(ii) (Disclosure), replace “Form S-1 or From F-1” with “Form S-3”.
•	In Section 4.13 (No Inconsistent Agreement), at the end add “in any material respect”.
•	For clarification, Section 4.15 (Stockholder Approval) is not applicable for this Transaction since the Common Stock is traded on the Bulletin Board which does not have a 20% Rule.
•
In Section 5.1 (Transfer Restrictions), the second sentence shall be replaced with “In connection with any transfer of Securities or Underlying Shares other than (a) pursuant to an effective Registration Statement or Rule 144(b)(1), (b) to the Company or to an affiliate of a Purchaser (that does not constitute a change in beneficial ownership), or (c) in connection with a pledge as contemplated in Section 5.3 below, the Company may require the transferor thereof to provide the Company with a legal opinion, in form and substance reasonably acceptable to the Company from counsel reasonably acceptable to the Company, or other evidence reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.”

•
In Section 5.2(a) (Legends), “Rule 144” shall be replaced with “Rule 144(b)(1)”, and in Section 5.2(b) (Removal of Legends), legend removal is subject to the Holder not being an Affiliate, and any opinion of counsel required before completion of the one year holding period under Rule 144 may require the Holder to represent to the Company in writing that it will sell such shares only in compliance with Rule 144 or Section 4(1) of the Securities Act if such shares are not registered for resale under the Securities Act.

•	For clarification, to the extent the terms of the Note are inconsistent with Section 5.2(d) (Failure to Deliver Shares), the terms of the Note shall control.
•	In Section 5.4 (Rule 144 Information), in the first sentence after “As long as any Purchaser owns Securities and/or Underlying Shares”, add “(but not more than three years after the Closing Date)”.
•
For clarification, in Section 5.5 (Reservation of Securities), monthly Liquidated Damages shall cease to accrue upon the Company’s redemption of Underlying Shares pursuant to the last sentence thereof.

•	In Section 7.5 (Survival), at the end add “for four years following the Closing Date”.
•	In Section 7.12 (Notices), replace “6:00 p.m.” with “4:30 p.m.” in each instance.

(iii)	DEF Sections. The following definitions contained in PST Document DEF are hereby amended as follows:

•	“Bankruptcy Event” is hereby amended to delete clause (f) therefrom.
•	“Covenant Expiration Date” is hereby amended to replace clause (b) thereof with “the first anniversary of the Closing Date”.
•
“Dilutive Issuance” is hereby amended by adding at the end of the last sentence thereof “, provided that if shares of Common Stock are issued together with Convertible Securities, then the determination of whether there has been a Dilutive Issuance, and the calculation of any adjustment thereupon, shall be determined by taking the aggregate consideration received by the Company for the issuance of such Convertible Securities and Common Stock, and the number of Common Stock deemed issued and/or issuable as a result of the transaction shall be determined with reference to all securities issued in the transaction, considered together rather than as separate transactions.”

•
“Material Adverse Effect” is hereby amended to add at the end thereof “, other than to the extent such effects are due to (A) any change in the stock price or trading volume of the Company Common Stock (it being understood that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect), or (B) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing.”

•	“Organization Documents” is hereby amended to replace “conduct” with “internal governance”.

(c)	Additional Representations and Warranties. The Company hereby represents and warrants to each Purchaser that, except as disclosed in a Recent Report, as of the date hereof and as of the Closing Date:

(i)
FDA.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably result in  a Material Adverse Effect.

(ii)
Indebtedness.  Set forth on Schedule 3.4(f) of the Disclosure Schedule is a list of all Indebtedness of the Company, including the amounts outstanding with respect to each item of Indebtedness and each Person owed such Indebtedness.  Upon the request of the Purchaser, the Company shall furnish the Purchaser with any and all agreements and documents related to such Indebtedness.

(iii)
Biosyn.  The value of each of Biosyn’s assets and Cellegy Holdings, Inc.’s (“Cellegy”) assets are not material and are insignificant relative to the value of the Company as a whole.  So long as the Note is outstanding, the Company shall not transfer, or permit any Affiliate of the Company to transfer, any significant dollar amount of assets to Biosyn or Cellegy, and the Company shall ensure that neither Biosyn nor Cellegy engages in any operations other than operations that are immaterial relative to the value of the Company as a whole.  So long as the Note is outstanding, in the event that at any time the value of Biosyn’s or Cellegy’s assets becomes material or not insignificant relative to the value of the Company as a whole, the Company shall promptly cause Biosyn and/or Cellegy, as the case may be, to execute and deliver to the Purchaser a Guarantee in substantially the form of Exhibit B attached hereto.

(d)
G-Max Note.  The Company represents, acknowledges and agrees that (A) the Purchaser is a third party beneficiary of the subordination provisions under the G-Max Note (as defined in the Note) and the Company agrees to enforce such subordination provisions for the benefit of the Purchaser, and (B) the Indebtedness represented by the Note constitutes “Senior Indebtedness” under and as defined in the G-Max Note.

[Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the Parties hereto have duly executed, or caused their authorized officers to duly execute, this Agreement.

COMPANY:

ADAMIS PHARMACEUTICALS CORPORATION.

By:	/s/
Name:	Dennis J. Carlo
Title:	CEO

PURCHASER:

GEMINI MASTER FUND, LTD. By: GEMINI STRATEGIES LLC, INC., as investment manager

By:	/s/
Name:	Steven Winters
Title:	Managing Member

Address for Notices:	With a copy to, if any:
c/o Gemini Strategies LLC, Inc. 619 South Vulcan, Suite 203 Encinitas, CA 92024 Attn: Steven Winters Fax: (760) 697-1119 Email: steve@geministrategies.com	Peter J. Weisman, P.C. Two Rector Street, 3rd Floor New York, NY 10006 Email: pweisman@pweisman.com

Special Instructions Where Securities to Be Delivered:
Same as address for notices above

Maximum Ownership Percentage:
9.9%

Exhibit A

FORM OF 10% SENIOR CONVERTIBLE NOTE

A-1

Exhibit B

FORM OF GUARANTEE

B-1